Exhibit 99.1

Nanomix Announces Appoints Life Sciences Executive Thomas Schlumpberger as Chief Executive Officer and Member of the Board of Directors

SAN LEANDRO, Calif., July 26, 2022 (GLOBE NEWSWIRE) -- Nanomix Corporation (OTCQB: NNMX) (“Nanomix” or the “Company”), a leader in mobile, affordable, point-of-care diagnostics, today announced the appointment of Dr. Thomas Schlumpberger as Chief Executive Officer and as a member of the Board of Directors, effective immediately. David Ludvigson, the Company’s previous Chief Executive Officer, will provide support through the transition and will serve as interim Chief Financial Officer. Mr. Ludvigson will continue to serve as a member of the Company’s Board of Directors and will serve as a senior business advisor to Nanomix.

Garrett Gruener, Chairman of the Board of Directors, stated, “We are excited to welcome Dr. Schlumpberger to the management team. His strong leadership will be invaluable as we work to establish our technology as a standard of care in point-of-care (POC) diagnostics.  His breadth of experience in POC diagnostics will be instrumental as we accelerate the commercialization of the eLab system worldwide. The Company and Board of Directors would like to express our sincere gratitude to David Ludvigson for his contributions and leadership he provided Nanomix over the years.  We have been preparing this transition for some time and look forward to Thomas’ leadership as we prepare for the next phase of our growth.”

Dr. Schlumpberger, commented, “I am thrilled and excited to join Nanomix.  I truly believe the Nanomix eLab® system is the best POC diagnostic technology on the market today, which is why I chose to join the Nanomix management team. Nanomix’s quantitative and highly sensitive detection platform that performs a range of in vitro diagnostic assays, including but not limited to sepsis diagnosis and monitoring, has the potential to transform POC diagnostics. The Nanomix eLab® system offers a variety of benefits, including results in minutes, lower cost, and portability, while providing accurate, quantitative results comparable in quality to those provided by central lab testing. We will be laser focused on sales and marketing activities, including building our global distribution network.”

Dr. Schlumpberger is a recognized expert in POC diagnostics and a seasoned senior executive with more than 20 years in the life sciences industry.  His broad base of experience is directly applicable to the next phase of growth at Nanomix as the Company’s POC platform gains customer adoption.  At Epocal, a POC company, he was responsible for international business and business development. He successfully launched a point-of-care product in India, Japan and Europe and, notably, he led the sale of Epocal to Alere. At Singulex, he concluded an investment from Grifols and successfully launched an ultra-high sensitivity assay in Europe. Most recently, as CEO of Pictor Limited, he successfully revamped the product portfolio and launched a COVID-19 antibody product successfully into several CLIA-certified laboratories.  Dr. Schlumpberger has held senior executive roles with several other diagnostic companies, including Anixa, InVitae, Inivata, and Affymetrix.  He received his Ph.D. in molecular and cell biology with distinction from the University of California, Berkeley.

“Over the past year and a half, we transformed our business from the development stage to a commercial operation,” said Mr. Ludvigson. “Dr. Schlumpberger has extensive experience in the POC industry and a proven track record of driving sales and global market adoption of diagnostic devices.  Thomas’ skill sets will be invaluable as the Company moves forward, focused on the commercial rollout of the eLab system. I look forward to supporting Thomas in his leadership role.”

About Nanomix Corporation

Nanomix (OTCQB: NNMX) is developing mobile point-of-care diagnostics with its Nanōmix eLab® System platform and assays that provide rapid, accurate, quantitative information for use in settings where time is critical to clinical decision-making and improved patient care. The company’s products are designed to broadly impact healthcare delivery by bringing diagnostics to the point of initial patient interaction, whether in the hospital or in pre-hospital, remote or alternate-care settings, thereby enabling faster clinical decision-making and potentially treatment-in-place. Nanomix’s first assays address the need for faster diagnosis of critical infections including sepsis. The company is developing a pipeline of other tests designed to improve patient outcomes by making high-quality diagnostic information available within minutes. For more information, visit www.nano.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Forward looking statements include statements regarding the Company’s intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, the Company’s ongoing and planned product development; the Company’s intellectual property position; the Company’s ability to develop commercial functions; expectations regarding product launch and revenue; the Company’s results of operations, cash needs, spending, financial condition, liquidity, prospects, growth and strategies; the industry in which the Company operates; and the trends that may affect the industry or the Company. Forward-looking statements are not guarantees of future performance and actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, as well as those risks more fully discussed in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as well as discussions of potential risks, uncertainties, and other important factors in the Company’s subsequent filings with the Securities and Exchange Commission. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Natalya Rudman
Crescendo Communications, LLC
Email: NNMX@crescendo-ir.com

Tel: (212) 671-1020 Ext.304